Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-195066 on Form S-4 of our report dated March 28, 2014, relating to the consolidated financial statements of Dominion Gas Holdings, LLC and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Yours truly,

/s/ Deloitte & Touche LLP

June 12, 2014

Richmond, Virginia